Exhibit 99.1

Byline Bancorp, Inc. Reports Fourth Quarter and Full Year 2022 Financial Results

Select Fourth Quarter 2022 Financial Highlights

•
Net income of $24.4 million, or $0.65 per diluted share
•
Net interest margin of 4.39%; up 36 bps from the previous quarter
•
Pre-tax pre-provision return on average assets of 2.05%
•
Return on average assets of 1.33%; Return on tangible common equity of 17.21%1
•
Efficiency ratio of 55.53%
•
Total loans and leases increased $160.0 million
•
Total deposits increased $82.7 million to $5.7 billion
•
Common Equity Tier 1 to risk weighted assets of 10.20%

Select Full Year 2022 Financial Highlights

•
Net income of $88.0 million, or $2.34 per diluted share
•
Pre-tax pre-provision return on average assets of 1.97%
•
Return on average assets 1.25%; Return on tangible common equity 15.15%1
•
Efficiency ratio of 54.99%
•
Adopted ASU 2016-13 Financial Instruments - Credit Losses (Topic 326) as of January 1, 20222

Chicago, IL, January 26, 2023 – Byline Bancorp, Inc. ("Byline", the “Company”, "we", "our", or "us") (NYSE: BY), the parent company of Byline Bank (the “Bank”), today reported net income of $24.4 million, or $0.65 per diluted share, for the fourth quarter of 2022 compared with net income of $20.4 million, or $0.55 per diluted share, for the third quarter of 2022, and net income of $17.2 million, or $0.45 per diluted share, for the fourth quarter 2021.

Roberto R. Herencia, Executive Chairman and Chief Executive Officer of Byline Bancorp, Inc., commented, “Byline executed its strategy well throughout the year and our focus on customers allowed us to experience solid loan and deposit growth despite a slowing economic environment. We remain committed to executing our strategy of disciplined organic growth in loans and deposits in order to drive higher profitability. We believe our pending acquisition of Inland Bancorp, Inc. will further enhance our position into other attractive Chicago metropolitan markets, provide an important source of stable, low-cost deposits, and further enhance the value of the Byline franchise. I want to thank the Byline employees, who enabled our strong performance for their dedication and hard work.”

Alberto J. Paracchini, President of Byline Bancorp, Inc. added, “We reported strong results in the fourth quarter and ended 2022 on a good note as we delivered positive operating leverage as a result of increased revenues of 4% while continuing to invest in our businesses. Our results were driven by growth in net interest income supported by loan and deposit growth and the benefit of rising interest rates. Our business units performed well during the quarter, and we have good momentum in our areas of strategic focus. As we enter 2023, we remain committed to delivering on our purpose to support new and existing customers, executing our strategy, and growing the value of our franchise.”

(1)
Represents non-GAAP financial measures. See “Reconciliation of non-GAAP Financial Measures” for a reconciliation of our non-GAAP measures to the most directly comparable GAAP financial measure.
(2)
The previously reported 2022 quarterly financial statements have been recast to reflect the adoption of CECL.

Byline Bancorp, Inc.

Company Adopts ASU 2016-13 Financial Instruments - Credit Losses (Topic 326)

In June 2016, the Financial Accounting Standards Board (“FASB”) issued ASU 2016-13 Financial Instruments - Credit Losses (Topic 326) on the recognition of credit losses, otherwise known as the current expected credit loss standard, or "CECL", which replaces the incurred loss impairment methodology with a methodology that reflects current expected credit losses. As an emerging growth company, we elected to delay the adoption of the standard in accordance with ASU No. 2019-10, Effective Dates, which delayed the effective date of the ASU for entities not classified as Public Business Entities. The Company’s EGC status expired during 2022, requiring CECL adoption be reflected in our December 31, 2022 financial statements and Form 10-K.

The Company adopted CECL on December 31, 2022, and has applied it retroactively to the period beginning January 1, 2022 using the modified retrospective method of accounting. Adoption of CECL includes both a $10.1 million retroactive equity adjustment to January 1, 2022 (Day 1) and a $1.7 million fourth quarter adjustment to earnings (net of tax) to account for the difference in provision for credit losses between CECL and the incurred loss methodology for the first three quarters of 2022. Results for reporting periods beginning after September 30, 2022 are presented under the new standard, while prior quarters previously reported are "Recast" as if the new standard had been applied since January 1, 2022. Refer to Appendix A for recast prior quarter financial information as a result of the adoption of the new standard. Ongoing impacts of the CECL methodology will be dependent upon changes in economic conditions and forecasts, originated and acquired loan portfolio composition, credit performance trends, portfolio duration, and other factors.

Board Declares Cash Dividend of $0.09 per Share

On January 24, 2023, the Company's Board of Directors declared a cash dividend of $0.09 per share, payable on February 21, 2023, to stockholders of record of the Company's common stock as of February 7, 2023.

Board Authorizes New Stock Repurchase Program

On December 7, 2022, the Company's Board of Directors approved a new stock repurchase program that authorizes the Company to purchase up to 1.25 million shares of the Company's outstanding common stock. The new program is effective January 1, 2023 until December 31, 2023. Under the previous stock repurchase program that expired on December 31, 2022, Byline repurchased 2,139,262 shares of the 2.5 million total shares authorized for repurchase, including 689,068 shares during 2022. The Company did not repurchase any shares during the fourth quarter of 2022.

Byline Bancorp, Inc.

STATEMENTS OF OPERATIONS

Net Interest Income

The following table presents the average interest-earning assets and average interest-bearing liabilities for the periods indicated. Net interest income and margin are adjusted to reflect tax-exempt interest income on a tax-equivalent basis using tax rates effective as of the end of the period:

	For the Three Months Ended
				Recast
	December 31, 2022			September 30, 2022			December 31, 2021
(dollars in thousands)	Average Balance(5)	Interest Inc / Exp	Avg. Yield / Rate	Average Balance(5)	Interest Inc / Exp	Avg. Yield / Rate	Average Balance(5)	Interest Inc / Exp	Avg. Yield / Rate
ASSETS
Cash and cash equivalents	$89,368	$234	1.04%	$77,522	$210	1.08%	$106,170	$42	0.16%
Loans and leases(1)	5,389,210	85,720	6.31%	5,217,779	$72,634	5.52%	4,610,608	58,570	5.04%
Taxable securities	1,288,750	7,043	2.17%	1,306,024	$5,963	1.81%	1,288,969	5,111	1.57%
Tax-exempt securities(2)	155,562	1,021	2.60%	162,591	$1,083	2.64%	184,015	1,217	2.62%
Total interest-earning assets	$6,922,890	$94,018	5.39%	$6,763,916	$79,890	4.69%	$6,189,762	$64,940	4.16%
Allowance for credit losses - loans and leases	(81,815)			(74,383)			(59,144)
All other assets	424,978			447,939			568,451
TOTAL ASSETS	$7,266,053			$7,137,472			$6,699,069
LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Interest checking	$596,627	$1,902	1.27%	$583,777	$1,077	0.73%	$659,841	$236	0.14%
Money market accounts	1,472,050	5,458	1.47%	1,391,923	3,358	0.96%	1,089,398	345	0.13%
Savings	647,536	243	0.15%	673,966	247	0.15%	633,469	75	0.05%
Time deposits	788,856	3,007	1.51%	687,124	1,289	0.74%	688,154	381	0.22%
Total interest-bearing deposits	3,505,069	10,610	1.20%	3,336,790	5,971	0.71%	3,070,862	1,037	0.13%
Other borrowings	514,517	4,598	3.55%	607,471	3,232	2.11%	385,787	330	0.34%
Subordinated notes and debentures	110,947	1,992	7.12%	110,799	1,825	6.54%	110,341	1,589	5.71%
Total borrowings	625,464	6,590	4.18%	718,270	5,057	2.79%	496,128	1,919	1.53%
Total interest-bearing liabilities	$4,130,533	$17,200	1.65%	$4,055,060	$11,028	1.08%	$3,566,990	$2,956	0.33%
Non-interest-bearing demand deposits	2,235,464			2,198,095			2,222,583
Other liabilities	151,764			118,496			70,521
Total stockholders’ equity	748,292			765,821			838,975
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$7,266,053			$7,137,472			$6,699,069
Net interest spread(3)			3.74%			3.61%			3.83%
Net interest income, fully taxable equivalent		$76,818			$68,862			$61,984
Net interest margin, fully taxable equivalent(2)(4)			4.40%			4.04%			3.97%
Less: Tax-equivalent adjustment		214	0.01%		227	0.01%		256	0.01%
Net interest income		$76,604			$68,635			$61,728
Net interest margin(4)			4.39%			4.03%			3.96%

Net loan accretion impact on margin		$369	0.02%		$1,371	0.08%		$1,450	0.09%

(1) Loan and lease balances are net of deferred origination fees and costs and initial indirect costs. Non-accrual loans and leases are included in total loan and lease balances.

(2) Interest income and rates include the effects of a tax equivalent adjustment to adjust tax exempt investment income on tax exempt investment securities to a fully taxable basis, assuming a federal income tax rate of 21%.

(3) Represents the average rate earned on interest-earning assets minus the average rate paid on interest-bearing liabilities.

(4) Represents net interest income (annualized) divided by total average earning assets.

(5) Average balances are average daily balances.

Byline Bancorp, Inc.

The following table presents net interest income for the periods indicated:

				December 31, 2022
	Three Months Ended			Change from
		Recast
	December 31,	September 30,	December 31,	September 30,	December 31,
(dollars in thousands)	2022	2022	2021	2022	2021
INTEREST AND DIVIDEND INCOME
Interest and fees on loans and leases	$85,720	$72,635	$58,570	18.0%	46.4%
Interest on securities	6,569	6,402	5,619	2.6%	16.9%
Other interest and dividend income	1,515	626	495	141.9%	206.3%
Total interest and dividend income	93,804	79,663	64,684	17.7%	45.0%
INTEREST EXPENSE
Deposits	10,610	5,971	1,037	77.7%	922.7%
Other borrowings	4,598	3,232	330	42.2%	1296.1%
Subordinated notes and debentures	1,992	1,825	1,589	9.1%	25.4%
Total interest expense	17,200	11,028	2,956	56.0%	481.9%
Net interest income	$76,604	$68,635	$61,728	11.6%	24.1%

Net interest income for the fourth quarter of 2022 was $76.6 million, an increase of $8.0 million, or 11.6%, from the third quarter of 2022, driven mainly by the rising interest rate environment.

The increase in net interest income was primarily due to:

•
An increase of $13.1 million in interest income and fees on loans and leases due to higher yields and growth in the originated loan and lease portfolio.

Partially offset by:

•
An increase of $4.6 million in deposit interest expense mainly due to higher rates paid on deposits; and
•
An increase of $1.4 million in interest expense on other borrowings due to increases in rates paid on FHLB advances.

Tax-equivalent net interest margin for the fourth quarter of 2022 was 4.40%, an increase of 36 basis points compared to the third quarter of 2022. Total net accretion income on acquired loans contributed two basis points to the net interest margin for the fourth quarter of 2022 compared to eight basis points for the third quarter of 2022, an increase of six basis points.

The average cost of total deposits was 0.73% for the fourth quarter of 2022, an increase of 30 basis points compared to the third quarter of 2022. Average non-interest-bearing demand deposits were 38.9% of average total deposits for the fourth quarter of 2022 compared to 39.7% during the third quarter of 2022.

Provision for Credit Losses

The provision for credit losses was $5.8 million for the fourth quarter of 2022, a decrease of $1.4 million compared to $7.2 million for the third quarter of 2022. Provision for credit losses is comprised of provision for loan and lease losses of $5.4 million and provision for unfunded commitments of $426,000. The decrease in provision during the fourth quarter of 2022 was primarily driven by changes to expected losses in the conventional loan portfolio.

Byline Bancorp, Inc.

Non-interest Income

The following table presents the components of non-interest income for the periods indicated:

				December 31, 2022
	Three Months Ended			Change from
		Recast
	December 31,	September 30,	December 31,	September 30,	December 31,
(dollars in thousands)	2022	2022	2021	2022	2021
NON-INTEREST INCOME
Fees and service charges on deposits	$2,081	$2,128	$1,955	(2.2)%	6.4%
Loan servicing revenue	3,293	3,422	3,392	(3.8)%	(2.9)%
Loan servicing asset revaluation	(3,534)	(2,342)	(2,510)	50.8%	40.8%
ATM and interchange fees	1,250	1,007	1,219	24.1%	2.5%
Net realized gains (losses) on securities available-for-sale	—	(2)	(21)	NM	NM
Change in fair value of equity securities, net	710	(581)	(98)	NM	NM
Net gains on sales of loans	5,509	5,580	12,924	(1.3)%	(57.4)%
Wealth management and trust income	864	995	764	(13.3)%	13.1%
Other non-interest income	1,282	1,836	1,389	(30.1)%	(7.6)%
Total non-interest income	$11,455	$12,043	$19,014	(4.9)%	(39.8)%

Non-interest income for the fourth quarter of 2022 was $11.5 million, a decrease of $588,000 or 4.9%, compared to $12.0 million for the third quarter of 2022.

The decrease in total non-interest income was primarily due to:

•
An increase of $1.2 million in the downward valuation adjustment to the loan servicing asset, due to unfavorable fair value adjustments due to changes in the discount rates.

Partially offset by:

•
An increase of $1.3 million in the change in fair value of equity securities, due to changes in the market value of securities.

During the fourth quarter of 2022, we sold $86.0 million of U.S. government guaranteed loans compared to $75.4 million during the third quarter of 2022.

Non-interest Expense

The following table presents the components of non-interest expense for the periods indicated:

				December 31, 2022
	Three Months Ended			Change from
		Recast
	December 31,	September 30,	December 31,	September 30,	December 31,
(dollars in thousands)	2022	2022	2021	2022	2021
NON-INTEREST EXPENSE
Salaries and employee benefits	$31,808	$29,587	$28,850	7.5%	10.3%
Occupancy and equipment expense, net	3,532	3,919	4,995	(9.9)%	(29.3)%
Impairment charge on assets held for sale	372	—	8,351	NM	NM
Loan and lease related expenses	1,126	530	2,328	111.9%	(51.7)%
Legal, audit and other professional fees	3,204	2,733	2,376	17.3%	34.9%
Data processing	3,406	3,370	3,070	1.1%	11.0%
Net loss recognized on other real estate owned and other related expenses	221	275	26	(19.8)%	NM
Other intangible assets amortization expense	1,596	1,611	1,738	(0.9)%	(8.1)%
Other non-interest expense	5,235	4,016	7,356	30.3%	(28.9)%
Total non-interest expense	$50,500	$46,041	$59,090	9.7%	(14.4)%

Non-interest expense for the fourth quarter of 2022 was $50.5 million, an increase of $4.5 million, or 9.7%, from $46.0 million for the third quarter of 2022.

Byline Bancorp, Inc.

The increase in total non-interest expense was primarily due to:

•
An increase of $2.2 million in salaries and employee benefits mainly is due to increased incentive compensation and lower loan deferral costs due to lower originations during the quarter; and
•
An increase of $1.2 million in other non-interest expense, which includes an increase in net losses of $480,000 in leasehold improvements, and increases in general expenses; and
•
An increase of $596,000 in loan and lease related expenses mainly due to higher expenses associated with government guaranteed loans; and
•
An increase of $471,000 in legal, audit and other professional fees primarily related to acquisition activities.

Partially offset by:

•
A decrease of $387,000 in occupancy and equipment expense, net, mainly due to lower real estate tax expenses.

Our efficiency ratio was 55.53% for the fourth quarter of 2022 compared to 55.07% for the third quarter of 2022.

INCOME TAXES

We recorded income tax expense of $7.4 million during the fourth quarter of 2022, compared to $7.0 million during the third quarter of 2022. The effective tax rate was 23.2% and 25.6% for the fourth quarter of 2022 and third quarter of 2022, respectively. The decrease in the effective tax rate is primarily due to a decrease in the state income tax rate.

STATEMENTS OF FINANCIAL CONDITION

Total assets were $7.4 billion at December 31, 2022, an increase of $95.7 million compared to $7.3 billion at September 30, 2022.

The current quarter increase was primarily due to:

•
An increase in net loans and leases of $143.9 million primarily due to growth in the loan and lease portfolio.

Partially offset by:

•
A decrease in securities available-for-sale of $7.2 million primarily due to changes in market conditions.

Byline Bancorp, Inc.

The following table shows our allocation of the originated, acquired impaired, and acquired non-impaired loans and leases at the dates indicated:

			Recast
	December 31, 2022		September 30, 2022		December 31, 2021
(dollars in thousands)	Amount	% of Total	Amount	% of Total	Amount	% of Total
Originated loans and leases
Commercial real estate	$1,712,152	31.6%	$1,659,218	31.5%	$1,379,000	30.4%
Residential real estate	426,226	7.9%	409,926	7.8%	379,796	8.4%
Construction, land development, and other land	438,617	8.1%	456,276	8.6%	323,886	7.1%
Commercial and industrial	2,029,855	37.5%	1,938,714	36.8%	1,534,745	33.8%
Paycheck Protection Program	761	0.0%	1,522	0.0%	123,712	2.7%
Installment and other	1,410	0.0%	999	0.0%	940	0.0%
Leasing financing receivables	521,689	9.6%	492,744	9.3%	352,247	7.8%
Total originated loans and leases	$5,130,710	94.7%	$4,959,399	94.0%	$4,094,326	90.2%
Acquired impaired loans
Commercial real estate	$45,143	0.8%	$49,649	0.9%	$72,160	1.6%
Residential real estate	32,228	0.6%	35,309	0.7%	49,401	1.1%
Construction, land development, and other land	372	0.0%	1,131	0.0%	1,312	0.0%
Commercial and industrial	2,192	0.0%	2,345	0.1%	4,014	0.1%
Installment and other	140	0.0%	149	0.0%	164	0.0%
Total acquired impaired loans	$80,075	1.4%	$88,583	1.7%	$127,051	2.8%
Acquired non-impaired loans and leases
Commercial real estate	$152,193	2.8%	$159,928	3.0%	$214,588	4.7%
Residential real estate	31,508	0.6%	36,480	0.7%	51,317	1.1%
Construction, land development, and other land	—	0.0%	187	0.0%	201	0.1%
Commercial and industrial	24,266	0.5%	27,249	0.5%	43,202	1.0%
Installment and other	209	0.0%	216	0.0%	264	0.0%
Leasing financing receivables	2,297	0.0%	3,084	0.1%	6,179	0.1%
Total acquired non-impaired loans and leases	$210,473	3.9%	$227,144	4.3%	$315,751	7.0%
Total loans and leases	$5,421,258	100.0%	$5,275,126	100.0%	$4,537,128	100.0%
Allowance for credit losses - loans and leases	(81,924)		(79,704)		(55,012)
Total loans and leases, net of allowance for credit losses - loans and leases	$5,339,334		$5,195,422		$4,482,116

Byline Bancorp, Inc.

ASSET QUALITY

Non-Performing Assets

The following table sets forth the amounts of non-performing loans and leases (excluding acquired impaired), other real estate owned, and accruing troubled debt restructured loans at the dates indicated:

				December 31, 2022
		Recast		Change from
(dollars in thousands)	December 31, 2022	September 30, 2022	December 31, 2021	September 30, 2022	December 31, 2021
Non-performing assets:
Non-accrual loans and leases	$36,027	$41,942	$23,130	(14.1)%	55.8%
Past due loans and leases 90 days or more and still accruing interest	—	—	—	—%	—%
Total non-performing loans and leases	$36,027	$41,942	$23,130	(14.1)%	55.8%
Other real estate owned	4,717	4,402	2,112	7.2%	123.3%
Total non-performing assets	$40,744	$46,344	$25,242	(12.1)%	61.4%
Accruing troubled debt restructured loans (1)	$719	$1,113	$1,927	(35.4)%	(62.7)%
Total non-performing loans and leases as a percentage of total loans and leases	0.66%	0.80%	0.51%
Total non-performing assets as a percentage of total assets	0.55%	0.64%	0.38%
Allowance for credit losses - loans and lease as a percentage of non-performing loans and leases	227.40%	190.03%	237.84%

Non-performing assets guaranteed by U.S. government:
Non-accrual loans guaranteed	$2,225	$1,676	$3,270	32.8%	(32.0)%
Past due loans 90 days or more and still accruing interest guaranteed	—	—	—	—%	—%
Total non-performing loans guaranteed	$2,225	$1,676	$3,270	32.8%	(32.0)%
Accruing troubled debt restructured loans guaranteed (1)	$—	$—	$—	—%	—%
Total non-performing loans and leases not guaranteed as a percentage of total loans and leases	0.62%	0.76%	0.44%
Total non-performing assets not guaranteed as a percentage of total assets	0.52%	0.61%	0.33%

(1) Accruing troubled debt restructured loans are not included in total non-performing loans and leases or in non-performing assets.

Variances in non-performing assets were:

•
Non-performing loans and leases were $36.0 million at December 31, 2022, a decrease of $5.9 million from $41.9 million at September 30, 2022, primarily due to charge-offs of loans previously reserved for.
•
Other real estate owned was $4.7 million at December 31, 2022, an increase of $315,000 from $4.4 million at September 30, 2022, primarily due to the transfer of one property.

Allowance for Credit Losses ("ACL") - Loans and Leases

The following table presents the balance and activity within the allowance for credit losses - loans and leases for the periods indicated:

	Three Months Ended
			Recast
	December 31,		September 30,		December 31,
(dollars in thousands)	2022		2022		2021
ACL - loans and leases, beginning of period	$79,704		$74,048		$60,598
Provision/(recapture) for credit losses - loans and leases	5,399		7,447		(1,415)
Net charge-offs	(3,179)		(1,791)		(4,171)
ACL - loans and leases, end of period	$81,924		$79,704		$55,012

Net charge-offs to average total loans and leases held for investment, net before ACL	0.23%		0.14%		0.36%
Provision/(recapture) for credit losses to net charge-offs during the period	1.70	x	4.16	x	(0.34)x

Byline Bancorp, Inc.

Net charge-offs of loans and leases during the fourth quarter of 2022 were $3.2 million, or 0.23% of average loans and leases, on an annualized basis, an increase of $1.4 million compared to $1.8 million, or 0.14% of average loans and leases, during the third quarter of 2022, and a decrease of $1.1 million from $4.3 million or 0.36% of average loans and leases from the comparable period a year ago.

Net charge-offs for the fourth quarter of 2022 included $1.3 million in the unguaranteed portion of U.S. government guaranteed loans, while net charge-offs for the third quarter of 2022 and fourth quarter of 2021 included $1.9 million and $1.5 million, respectively, in the unguaranteed portion of U.S. government guaranteed loans.

Deposits and Other Liabilities

The following table presents the composition of deposits at the dates indicated:

				December 31, 2022
				Change from
(dollars in thousands)	December 31, 2022	September 30, 2022	December 31, 2021	September 30, 2022	December 31, 2021
Non-interest-bearing demand deposits	$2,138,645	$2,142,183	$2,158,420	(0.2)%	(0.9)%
Interest-bearing checking accounts	592,098	616,139	572,426	(3.9)%	3.4%
Money market demand accounts	1,415,653	1,485,815	1,106,272	(4.7)%	28.0%
Other savings	625,798	669,734	638,218	(6.6)%	(1.9)%
Time deposits (below $250,000)	762,250	586,198	532,589	30.0%	43.1%
Time deposits ($250,000 and above)	160,677	112,387	147,122	43.0%	9.2%
Total deposits	$5,695,121	$5,612,456	$5,155,047	1.5%	10.5%

Total deposits increased to $5.7 billion at December 31, 2022 compared to $5.6 billion at September 30, 2022. Non-interest-bearing deposits were 37.6% and 38.2% of total deposits at December 31, 2022 and September 30, 2022, respectively.

The increase in deposits in the current quarter was due to:

•
An increase in time deposits of $224.3 million, primarily due to promotional certificates of deposit.

Partially offset by:

•
A decrease in money market demand accounts of $70.2 million, due to seasonal commercial outflows.

Total borrowings and other liabilities were $902.0 million at December 31, 2022, a decrease of $17.0 million from $919.0 million at September 30, 2022, primarily driven by decreases in Federal Home Loan Bank advances.

Stockholders’ Equity

Total stockholders’ equity was $765.8 million at December 31, 2022, an increase of $30.0 million from $735.8 million at September 30, 2022. The increase was primarily due to net income and a decrease in accumulated other comprehensive loss.

Byline Bancorp, Inc.

The following table presents actual regulatory capital dollar amounts and ratios of the Company and Byline Bank as of December 31, 2022:

	Actual		Minimum Capital Required		Required to be Considered Well Capitalized
December 31, 2022	Amount	Ratio	Amount	Ratio	Amount	Ratio
Total capital to risk weighted assets:
Company	$900,806	13.00%	$554,436	8.00%	N/A	N/A
Bank	852,047	12.34%	552,507	8.00%	$690,633	10.00%
Tier 1 capital to risk weighted assets:
Company	$751,887	10.85%	$415,827	6.00%	N/A	N/A
Bank	778,128	11.27%	414,380	6.00%	$552,507	8.00%
Common Equity Tier 1 (CET1) to risk weighted assets:
Company	$706,887	10.20%	$311,870	4.50%	N/A	N/A
Bank	778,128	11.27%	310,785	4.50%	$448,912	6.50%
Tier 1 capital to average assets:
Company	$751,887	10.29%	$292,258	4.00%	N/A	N/A
Bank	778,128	10.67%	$291,741	4.00%	$364,676	5.00%

Capital ratios for the period presented are based on the Basel III regulatory capital framework as applied to our current business and operations, and are subject to, among other things, completion and filing of our regulatory reports and ongoing regulatory review and implementation guidance. The ratios above reflect the Company’s election to opt into the regulators’ joint CECL transition provision, which allows the Company to phase in the capital impact of the adoption of CECL over the next three years beginning January 1, 2022. Accordingly, capital ratios as of December 31, 2022 reflect 25% of the CECL impact.

Conference Call, Webcast and Slide Presentation

We will host a conference call and webcast at 9:00 a.m. Central Time on Friday, January 27, 2023 to discuss our quarterly financial results. Analysts and investors may participate in the question-and-answer session. The call can be accessed via telephone at (844) 200-6205; passcode 608025. A recorded replay can be accessed through February 10, 2023 by dialing (866) 813-9403; passcode: 817934.

A slide presentation relating to our fourth quarter 2022 results will be accessible prior to the conference call. The slide presentation and webcast of the conference call can be accessed on our investor relations website at www.bylinebancorp.com.

About Byline Bancorp, Inc.

Headquartered in Chicago, Byline Bancorp, Inc. is the parent company of Byline Bank, a full service commercial bank serving small- and medium-sized businesses, financial sponsors, and consumers. Byline Bank has approximately $7.3 billion in assets and operates more than 30 full service branch locations throughout the Chicago and Milwaukee metropolitan areas. Byline Bank offers a broad range of commercial and retail banking products and services including small ticket equipment leasing solutions and is one of the top Small Business Administration lenders in the United States.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the U.S. federal securities laws. Forward-looking statements include, without limitation, statements concerning plans, estimates, calculations, forecasts and projections with respect to the anticipated future performance of the Company. These statements are often, but not always, made through the use of words or phrases such as ‘‘may’’, ‘‘might’’, ‘‘should’’, ‘‘could’’, ‘‘predict’’, ‘‘potential’’, ‘‘believe’’, ‘‘expect’’, ‘‘continue’’, ‘‘will’’, ‘‘anticipate’’, ‘‘seek’’, ‘‘estimate’’, ‘‘intend’’, ‘‘plan’’, ‘‘projection’’, ‘‘would’’, ‘‘annualized’’, “target” and ‘‘outlook’’, or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. Forward-looking statements involve estimates and known and unknown risks, and reflect various assumptions and involve elements of subjective

Byline Bancorp, Inc.

judgment and analysis, which may or may not prove to be correct, and which are subject to uncertainties and contingencies outside the control of Byline and its respective affiliates, directors, employees and other representatives, which could cause actual results to differ materially from those presented in this communication.

No representations, warranties or guarantees are or will be made by Byline as to the reliability, accuracy or completeness of any forward-looking statements contained in this communication or that such forward-looking statements are or will remain based on reasonable assumptions. You should not place undue reliance on any forward-looking statements contained in this communication.

Certain risks and important factors that could affect Byline’s future results are identified in our Annual Report on Form 10-K and other reports we file with the Securities and Exchange Commission, including among other things under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021. Any forward-looking statement speaks only as of the date on which it is made, and Byline undertakes no obligation to update any forward-looking statement, whether to reflect events or circumstances after the date on which the statement is made, to reflect new information or the occurrence of unanticipated events, or otherwise unless required under the federal securities laws.

Contacts:

Investors:	Media:
Brooks Rennie	Erin O’Neill
Investor Relations Director	Marketing Director
312-660-5805	773-475-2901
brennie@bylinebank.com	eoneill@bylinebank.com

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (unaudited)

		Recast	Recast	Recast
	December 31,	September 30,	June 30,	March 31,	December 31,
(dollars in thousands)	2022	2022	2022	2022	2021
ASSETS
Cash and due from banks	$62,274	$56,546	$58,844	$48,015	$35,247
Interest bearing deposits with other banks	117,079	159,744	83,057	105,564	122,684
Cash and cash equivalents	179,353	216,290	141,901	153,579	157,931
Equity and other securities, at fair value	7,989	7,279	7,860	10,677	10,578
Securities available-for-sale, at fair value	1,174,431	1,181,654	1,273,138	1,369,368	1,454,542
Securities held-to-maturity, at amortized cost	2,705	3,877	3,880	3,882	3,885
Restricted stock, at cost	28,202	27,077	30,002	13,977	22,002
Loans held for sale	47,823	33,975	17,284	39,520	64,460
Loans and leases:
Loans and leases	5,421,258	5,275,126	5,167,716	4,787,607	4,537,128
Allowance for credit losses - loans and leases	(81,924)	(79,704)	(74,048)	(72,107)	(55,012)
Net loans and leases	5,339,334	5,195,422	5,093,668	4,715,500	4,482,116
Servicing assets, at fair value	19,172	21,127	22,155	24,497	23,744
Premises and equipment, net	56,798	59,049	60,773	62,281	62,548
Other real estate owned, net	4,717	4,402	4,749	2,221	2,112
Goodwill and other intangible assets, net	158,887	160,484	162,094	163,962	165,558
Bank-owned life insurance	82,093	81,592	81,100	80,604	80,039
Deferred tax assets, net	68,213	95,831	82,412	71,355	50,329
Accrued interest receivable and other assets	193,224	179,218	143,014	114,035	116,328
Total assets	$7,362,941	$7,267,277	$7,124,030	$6,825,458	$6,696,172
LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Non-interest-bearing demand deposits	$2,138,645	$2,142,183	$2,180,927	$2,281,612	$2,158,420
Interest-bearing deposits	3,556,476	3,470,273	3,207,450	3,248,490	2,996,627
Total deposits	5,695,121	5,612,456	5,388,377	5,530,102	5,155,047
Other borrowings	640,399	653,954	748,092	311,450	519,723
Subordinated notes, net	73,691	73,648	73,604	73,560	73,517
Junior subordinated debentures issued to capital trusts, net	37,338	37,232	37,123	37,011	36,906
Accrued expenses and other liabilities	150,576	154,182	121,185	95,675	74,597
Total liabilities	6,597,125	6,531,472	6,368,381	6,047,798	5,859,790
STOCKHOLDERS’ EQUITY
Preferred stock	—	—	—	—	10,438
Common stock	389	389	388	388	387
Additional paid-in capital	598,297	597,049	595,938	595,006	593,753
Retained earnings	335,794	314,800	297,766	279,386	271,676
Treasury stock	(51,114)	(51,535)	(47,181)	(40,732)	(31,570)
Accumulated other comprehensive loss, net of tax	(117,550)	(124,898)	(91,262)	(56,388)	(8,302)
Total stockholders’ equity	765,816	735,805	755,649	777,660	836,382
Total liabilities and stockholders’ equity	$7,362,941	$7,267,277	$7,124,030	$6,825,458	$6,696,172

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

Byline Bancorp, Inc.

	Three Months Ended					Year Ended
		Recast	Recast	Recast
(dollars in thousands,	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
except per share data)	2022	2022	2022	2022	2021	2022	2021
INTEREST AND DIVIDEND INCOME
Interest and fees on loans and leases	$85,720	$72,635	$59,919	$55,138	$58,570	$273,412	$222,993
Interest on securities	6,569	6,402	6,264	6,155	5,619	25,390	23,601
Other interest and dividend income	1,515	626	496	120	495	2,757	2,332
Total interest and dividend income	93,804	79,663	66,679	61,413	64,684	301,559	248,926
INTEREST EXPENSE
Deposits	10,610	5,971	2,128	1,087	1,037	19,796	4,502
Other borrowings	4,598	3,232	1,097	395	330	9,322	1,663
Subordinated notes and debentures	1,992	1,825	1,694	1,600	1,589	7,111	6,374
Total interest expense	17,200	11,028	4,919	3,082	2,956	36,229	12,539
Net interest income	76,604	68,635	61,760	58,331	61,728	265,330	236,387
PROVISION/(RECAPTURE) FOR CREDIT LOSSES	5,826	7,208	4,286	6,559	(1,415)	23,879	973
Net interest income after provision/(recapture) for credit losses	70,778	61,427	57,474	51,772	63,143	241,451	235,414
NON-INTEREST INCOME
Fees and service charges on deposits	2,081	2,128	2,059	1,884	1,955	8,152	7,254
Loan servicing revenue	3,293	3,422	3,384	3,380	3,392	13,479	12,693
Loan servicing asset revaluation	(3,534)	(2,342)	(4,636)	(1,231)	(2,510)	(11,743)	(6,658)
ATM and interchange fees	1,250	1,007	1,131	1,049	1,219	4,437	4,476
Net realized gains (losses) on securities available-for-sale	—	(2)	52	—	(21)	50	1,435
Change in fair value of equity securities, net	710	(581)	(697)	(35)	(98)	(603)	(62)
Net gains on sales of loans	5,509	5,580	9,983	10,827	12,924	31,899	46,274
Wealth management and trust income	864	995	900	1,048	764	3,807	3,069
Other non-interest income	1,282	1,836	2,097	2,621	1,389	7,836	5,772
Total non-interest income	11,455	12,043	14,273	19,543	19,014	57,314	74,253
NON-INTEREST EXPENSE
Salaries and employee benefits	31,808	29,587	27,697	28,959	28,850	118,051	101,222
Occupancy and equipment expense, net	3,532	3,919	4,409	5,128	4,995	16,988	20,612
Impairment charge on assets held for sale	372	—	—	—	8,351	372	12,332
Loan and lease related expenses	1,126	530	942	(891)	2,328	1,707	5,957
Legal, audit, and other professional fees	3,204	2,733	1,820	2,600	2,376	10,357	10,198
Data processing	3,406	3,370	3,396	3,186	3,070	13,358	11,780
Net loss recognized on other real estate owned and other related expenses	221	275	158	54	26	708	1,078
Other intangible assets amortization expense	1,596	1,611	1,868	1,596	1,738	6,671	7,073
Other non-interest expense	5,235	4,016	3,295	3,324	7,356	15,870	15,203
Total non-interest expense	50,500	46,041	43,585	43,956	59,090	184,082	185,455
INCOME BEFORE PROVISION FOR INCOME TAXES	31,733	27,429	28,162	27,359	23,067	114,683	124,212

Byline Bancorp, Inc.

PROVISION FOR INCOME TAXES	7,366	7,020	6,382	5,961	5,878	26,729	31,427
NET INCOME	24,367	20,409	21,780	21,398	17,189	87,954	92,785
Dividends on preferred shares	—	—	—	196	196	196	783
INCOME AVAILABLE TO COMMON STOCKHOLDERS	$24,367	$20,409	$21,780	$21,202	$16,993	$87,758	$92,002
EARNINGS PER COMMON SHARE
Basic	$0.66	$0.55	$0.59	$0.57	$0.46	$2.37	$2.45
Diluted	$0.65	$0.55	$0.58	$0.56	$0.45	$2.34	$2.40

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

SELECTED FINANCIAL DATA (unaudited)

Byline Bancorp, Inc.

	As of or For the Three Months Ended					As of or For the Twelve Months Ended
		Recast	Recast	Recast
(dollars in thousands, except share	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
and per share data)	2022	2022	2022	2022	2021	2022	2021

Earnings per Common Share
Basic earnings per common share	$0.66	$0.55	$0.59	$0.57	$0.46	$2.37	$2.45
Diluted earnings per common share	$0.65	$0.55	$0.58	$0.56	$0.45	$2.34	$2.40
Adjusted diluted earnings per common share(1)(2)(3)(4)	$0.67	$0.55	$0.58	$0.56	$0.69	$2.36	$2.71
Weighted average common shares outstanding (basic)	36,856,221	36,851,973	37,064,795	37,123,161	37,124,176	36,972,972	37,609,723
Weighted average common shares outstanding (diluted)	37,360,113	37,371,159	37,612,268	38,042,822	37,999,401	37,476,120	38,369,067
Common shares outstanding	37,492,775	37,465,902	37,669,102	37,811,582	37,713,903	37,492,775	37,713,903
Cash dividends per common share	$0.09	$0.09	$0.09	$0.09	$0.09	$0.36	$0.30
Dividend payout ratio on common stock	13.85%	16.36%	15.52%	16.07%	20.00%	15.38%	12.50%
Tangible book value per common share(1)	$16.19	$15.36	$15.76	$16.23	$17.51	$16.19	$17.51
Key Ratios and Performance Metrics (annualized where applicable)
Net interest margin, fully taxable equivalent (1)(5)	4.40%	4.04%	3.78%	3.80%	3.97%	4.01%	3.86%
Average cost of deposits	0.73%	0.43%	0.16%	0.08%	0.08%	0.36%	0.09%
Efficiency ratio(2)	55.53%	55.07%	54.87%	54.40%	71.03%	54.99%	57.42%
Adjusted efficiency ratio(1)(2)(3)	54.50%	55.07%	54.87%	54.40%	55.61%	54.70%	52.14%
Non-interest income to total revenues(1)	13.01%	14.93%	18.77%	25.09%	23.55%	17.76%	23.90%
Non-interest expense to average assets	2.76%	2.56%	2.51%	2.66%	3.50%	2.62%	2.79%
Adjusted non-interest expense to average assets(1)(3)	2.71%	2.56%	2.51%	2.66%	2.76%	2.61%	2.54%
Return on average stockholders' equity	12.92%	10.57%	11.35%	10.56%	8.13%	11.33%	11.31%
Adjusted return on average stockholders' equity(1)(3)(4)	13.34%	10.57%	11.35%	10.56%	12.42%	11.43%	12.77%
Return on average assets	1.33%	1.13%	1.25%	1.30%	1.02%	1.25%	1.40%
Adjusted return on average assets(1)(3)(4)	1.37%	1.13%	1.25%	1.30%	1.56%	1.26%	1.58%
Pre-tax pre-provision return on average assets(1)	2.05%	1.93%	1.87%	2.05%	1.28%	1.97%	1.88%
Adjusted pre-tax pre-provision return on average assets(1)(3)	2.10%	1.93%	1.87%	2.05%	2.02%	1.99%	2.13%
Return on average tangible common stockholders' equity(1)	17.21%	14.17%	15.31%	14.02%	10.94%	15.15%	15.17%
Adjusted return on average tangible common stockholders' equity(1)(3)	17.75%	14.17%	15.31%	14.02%	16.38%	15.28%	17.04%
Non-interest-bearing deposits to total deposits	37.55%	38.17%	40.47%	41.26%	41.87%	37.55%	41.87%
Loans and leases held for sale and loans and lease held for investment to total deposits	96.03%	94.59%	96.23%	87.29%	89.26%	96.03%	89.26%
Deposits to total liabilities	86.33%	85.93%	84.61%	91.44%	87.97%	86.33%	87.97%
Deposits per branch	$149,872	$147,696	$141,799	$125,684	$117,160	$149,872	$117,160
Asset Quality Ratios
Non-performing loans and leases to total loans and leases held for investment, net before ACL	0.66%	0.80%	0.83%	0.69%	0.51%	0.66%	0.51%

Byline Bancorp, Inc.

Net charge-offs to average total loans and leases held for investment, net before ACL - loans and leases	0.23%	0.12%	0.17%	0.07%	0.37%	0.32%	0.28%
Capital Ratios
Common equity to total assets	10.40%	10.12%	10.61%	11.39%	12.33%	10.40%	12.33%
Tangible common equity to tangible assets(1)	8.42%	8.10%	8.53%	9.21%	10.11%	8.42%	10.11%
Leverage ratio	10.29%	10.30%	10.34%	10.70%	10.89%	10.29%	10.89%
Common equity tier 1 capital ratio	10.20%	10.24%	10.26%	10.75%	11.39%	10.20%	11.39%
Tier 1 capital ratio	10.85%	10.91%	10.95%	11.49%	12.37%	10.85%	12.37%
Total capital ratio	13.00%	13.02%	13.09%	13.72%	14.70%	13.00%	14.70%

(1) Represents a non-GAAP financial measure. See “Reconciliation of non-GAAP Financial Measures” for a reconciliation of our non-GAAP measures to the most directly comparable GAAP financial measure.

(2) Represents non-interest expense less amortization of intangible assets divided by net interest income and non-interest income.

(3) Calculation excludes impairment charges.

(4) Represents the remaining net unaccreted discount as a result of applying the fair value adjustment at the time of the business combination on acquired loans.

(5) Interest income and rates include the effects of a tax equivalent adjustment to adjust tax exempt investment income on tax exempt investment securities to a fully taxable basis, assuming a federal income tax rate of 21%.

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

YEAR-TO-DATE STATEMENT OF AVERAGE INTEREST-EARNING ASSETS AND AVERAGE INTEREST-BEARING LIABILITIES (unaudited)

	For the Year Ended December 31,
	2022			2021
(dollars in thousands)	Average Balance(5)	Interest Inc / Exp	Average Yield / Rate	Average Balance(5)	Interest Inc / Exp	Average Yield / Rate
ASSETS
Cash and cash equivalents	$76,978	$547	0.71%	$69,338	$117	0.17%
Loans and leases(1)	5,073,288	273,412	5.39%	4,518,836	222,993	4.93%
Taxable securities	1,316,147	24,156	1.84%	1,376,045	21,909	1.59%
Tax-exempt securities(2)	164,051	4,359	2.66%	184,622	4,946	2.68%
Total interest-earning assets	$6,630,464	$302,474	4.56%	$6,148,841	$249,965	4.07%
Allowance for credit losses - loans and leases	(74,233)			(63,351)
All other assets	462,548			556,641
TOTAL ASSETS	$7,018,779			$6,642,131
LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Interest checking	$593,903	$3,572	0.60%	$622,147	$883	0.14%
Money market accounts	1,357,371	10,484	0.77%	1,073,970	1,285	0.12%
Savings	658,968	649	0.10%	610,953	289	0.05%
Time deposits	691,650	5,091	0.74%	722,974	2,045	0.28%
Total interest-bearing deposits	3,301,892	19,796	0.60%	3,030,044	4,502	0.15%
Other borrowings	479,004	9,322	1.95%	525,078	1,663	0.32%
Subordinated notes and debentures	110,723	7,111	6.42%	110,108	6,374	5.79%
Total borrowings	589,727	16,433	2.79%	635,186	8,037	1.27%
Total interest-bearing liabilities	$3,891,619	$36,229	0.93%	$3,665,230	$12,539	0.34%
Non-interest-bearing demand deposits	2,236,615			2,085,454
Other liabilities	114,320			71,430
Total stockholders’ equity	776,225			820,017
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$7,018,779			$6,642,131
Net interest spread(3)			3.63%			3.73%
Net interest income, fully taxable equivalent		$266,245			$237,426
Net interest margin, fully taxable equivalent(2)(4)			4.01%			3.86%
Less: Tax-equivalent adjustment		915	0.01%		1,039	0.02%
Net interest income		$265,330			$236,387
Net interest margin(4)			4.00%			3.84%

Net loan accretion impact on margin		$4,555	0.07%		$6,451	0.10%

(1) Loan and lease balances are net of deferred origination fees and costs and initial indirect costs. Non-accrual loans and leases are included in total loan and lease balances.

(2) Interest income and rates include the effects of a tax equivalent adjustment to adjust tax exempt investment income on tax exempt investment securities to a fully taxable basis, assuming a federal income tax rate of 21%.

(3) Represents the average rate earned on interest-earning assets minus the average rate paid on interest-bearing liabilities.

(4) Represents net interest income (annualized) divided by total average earning assets.

(5) Average balances are average daily balances.

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

APPENDIX A - IMPACT OF THE ADOPTION OF CECL (unaudited)

The following tables have been included to provide additional information regarding the Company’s adoption of the new CECL accounting standard. The Company adopted CECL on December 31, 2022 and retroactively applied it to the period beginning January 1, 2022 using the modified retrospective method of accounting. The first table reflects the adoption adjustments for CECL that were made to the January 1, 2022 balances for key balance sheet accounts.

	January 1, 2022
(dollars in thousands)	Pre-CECL Adoption	Impact of CECL Adoption	As Reported under CECL
Balance Sheet:
ASSETS
Allowance for credit losses - loans and leases	$55,012	$12,168	$67,180
Deferred tax assets, net	50,329	3,679	54,008
LIABILITIES
Allowance for credit losses on unfunded commitments	$1,403	$1,595	$2,998
EQUITY
Retained earnings	$271,676	$(10,097)	$261,579

The second table presents the impact of CECL on 2022 quarters previously reported using the incurred loss method of accounting. The table includes adjustments made to key balance sheet and income statement accounts to reflect how the balances would have been reflected had CECL been in effect for the full year.

	Three Months Ended
	March 31, 2022			June 30, 2022			September 30, 2022
(dollars in thousands)	As Reported	Adjustment	Recast	As Reported	Adjustment	Recast	As Reported	Adjustment	Recast
Balance Sheet:
ASSETS
Loans and leases	$4,789,068	$(1,461)	$4,787,607	$5,168,071	$(355)	$5,167,716	$5,275,471	$(345)	$5,275,126
Allowance for credit losses - loans and leases	(59,458)	(12,649)	(72,107)	(62,436)	(11,612)	(74,048)	(64,655)	(15,049)	(79,704)
Deferred tax assets, net	67,335	4,020	71,355	78,950	3,462	82,412	91,532	4,299	95,831
Accrued interest receivable and other assets	113,123	912	114,035	142,196	818	143,014	178,433	785	179,218
LIABILITIES
Allowance for credit losses - unfunded commitments	2,003	1,832	3,835	2,191	1,825	4,016	2,327	1,450	3,777
EQUITY
Retained earnings	290,397	(11,011)	279,386	307,278	(9,512)	297,766	326,560	(11,760)	314,800

Income Statement:
Provision for credit losses - loans and leases	$4,995	$728	$5,723	$5,908	$(1,803)	$4,105	$4,176	$3,271	$7,447
Provision for credit losses - unfunded commitments	599	237	836	188	(7)	181	137	(376)	(239)
Net interest income after provision for credit losses	53,741	(1,969)	51,772	55,719	1,755	57,474	64,699	(3,272)	61,427
Income before provision for income taxes	28,612	(1,253)	27,359	26,107	2,055	28,162	30,513	(3,084)	27,429
Provision for income taxes	6,301	(340)	5,961	5,824	558	6,382	7,857	(837)	7,020
Net income	$22,311	$(913)	$21,398	$20,283	$1,497	$21,780	$22,656	$(2,247)	$20,409
Net income available to common shareholders	$22,115	$(913)	$21,202	$20,283	$1,497	$21,780	$22,656	$(2,247)	$20,409
EARNINGS PER COMMON SHARE
Basic	0.60	(0.03)	0.57	0.55	0.04	0.59	0.61	(0.06)	0.55
Diluted	0.58	(0.02)	0.56	0.54	0.04	0.58	0.61	(0.06)	0.55

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (unaudited)

Non-GAAP Financial Measures

This release contains certain financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). These measures include adjusted net income, adjusted diluted earnings per share, adjusted efficiency ratio, adjusted non-interest expense to average assets, tax-equivalent net interest margin, total revenue, non-interest income to total revenues, adjusted return on average stockholders’ equity, adjusted return on average assets, pre-tax pre-provision return on average assets, adjusted pre-tax pre-provision return on average assets, tangible book value per common share, tangible common equity to tangible assets, return on average tangible common stockholders' equity, and adjusted return on average tangible common stockholders' equity. Management believes that these non-GAAP financial measures provide useful information to management and investors that is supplementary to the Company’s financial condition, results of operations and cash flows computed in accordance with GAAP; however, management acknowledges that our non-GAAP financial measures have a number of limitations. As such, these disclosures should not be viewed as a substitute for results determined in accordance with GAAP financial measures that we and other companies use. Management also uses these measures for peer comparison. See below in the financial schedules included in this press release for a reconciliation of the non-GAAP financial measures to the comparable GAAP financial measures. Additionally, please refer to the Company’s Annual Report on Form 10-K for the detailed definitions of these non-GAAP financial measures.

	As of or For the Three Months Ended					As of or For the Twelve Months Ended
		Recast	Recast	Recast
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
(dollars in thousands, except per share data)	2022	2022	2022	2022	2021	2022	2021
Net income and earnings per share excluding significant items
Reported Net Income	$24,367	$20,409	$21,780	$21,398	$17,189	$87,954	$92,785
Significant items:
Impairment charges on assets held for sale and ROU asset	372	—	—	—	12,449	372	16,430
Merger-related expenses	538	—	—	—	—	538	—
Tax benefit	(118)	—	—	—	(3,377)	(118)	(4,462)
Adjusted Net Income	$25,159	$20,409	$21,780	$21,398	$26,261	$88,746	$104,753
Reported Diluted Earnings per Share	$0.65	$0.55	$0.58	$0.56	$0.45	$2.34	$2.40
Significant items:
Impairment charges on assets held for sale and ROU asset	0.01	—	—	—	0.33	0.01	0.43
Merger-related expenses	0.01	—	—	—	—	0.01	—
Tax benefit	—	—	—	—	(0.09)	—	(0.12)
Adjusted Diluted Earnings per Share	$0.67	$0.55	$0.58	$0.56	$0.69	$2.36	$2.71

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

Byline Bancorp, Inc.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (continued) (unaudited)

Byline Bancorp, Inc.

	As of or For the Three Months Ended					As of or For the Twelve Months Ended
		Recast	Recast	Recast
(dollars in thousands, except per share data,	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
ratios annualized, where applicable)	2022	2022	2022	2022	2021	2022	2021
Adjusted non-interest expense:
Non-interest expense	$50,500	$46,041	$43,585	$43,956	$59,090	$184,082	$185,455
Less: Significant items
Impairment charges on assets held for sale and ROU asset	372	—	—	—	12,449	372	16,430
Merger-related expenses	538	—	—	—	—	538	—
Adjusted non-interest expense	$49,590	$46,041	$43,585	$43,956	$46,641	$183,172	$169,025
Adjusted non-interest expense excluding amortization of intangible assets:
Adjusted non-interest expense	$49,590	$46,041	$43,585	$43,956	$46,641	$183,172	$169,025
Less: Amortization of intangible assets	1,596	1,611	1,868	1,596	1,738	6,671	7,073
Adjusted non-interest expense excluding amortization of intangible assets	$47,994	$44,430	$41,717	$42,360	$44,903	$176,501	$161,952
Pre-tax pre-provision net income:
Pre-tax income	$31,733	$27,429	$28,162	$27,359	$23,067	$114,683	$124,212
Add: Provision/(recapture) for credit losses	5,826	7,208	4,286	6,559	(1,415)	23,879	973
Pre-tax pre-provision net income	$37,559	$34,637	$32,448	$33,918	$21,652	$138,562	$125,185
Adjusted pre-tax pre-provision net income:
Pre-tax pre-provision net income	$37,559	$34,637	$32,448	$33,918	$21,652	$138,562	$125,185
Add: Impairment charges on assets held for sale and ROU asset	372	—	—	—	12,449	372	16,430
Add: Merger-related expenses	538	—	—	—	—	538	—
Adjusted pre-tax pre-provision net income	$38,469	$34,637	$32,448	$33,918	$34,101	$139,472	$141,615
Tax equivalent net interest income
Net interest income	$76,604	$68,635	$61,760	$58,331	$61,728	$265,330	$236,387
Add: Tax-equivalent adjustment	214	228	236	236	256	915	1,039
Net interest income, fully taxable equivalent	$76,818	$68,863	$61,996	$58,567	$61,984	$266,245	$237,426
Total revenue:
Net interest income	$76,604	$68,635	$61,760	$58,331	$61,728	$265,330	$236,387
Add: Non-interest income	11,455	12,043	14,273	19,543	19,014	57,314	74,253
Total revenue	$88,059	$80,678	$76,033	$77,874	$80,742	$322,644	$310,640
Tangible common stockholders' equity:
Total stockholders' equity	$765,816	$735,805	$755,649	$777,660	$836,382	$765,816	$836,382
Less: Preferred stock	—	—	—	—	10,438	—	10,438
Less: Goodwill and other intangibles	158,887	160,484	162,094	163,962	165,558	158,887	165,558
Tangible common stockholders' equity	$606,929	$575,321	$593,555	$613,698	$660,386	$606,929	$660,386
Tangible assets:
Total assets	$7,362,941	$7,267,277	$7,124,030	$6,825,458	$6,696,172	$7,362,941	$6,696,172
Less: Goodwill and other intangibles	158,887	160,484	162,094	163,962	165,558	158,887	165,558
Tangible assets	$7,204,054	$7,106,793	$6,961,936	$6,661,496	$6,530,614	$7,204,054	$6,530,614
Average tangible common stockholders' equity:
Average total stockholders' equity	$748,292	$765,821	$769,658	$822,053	$838,975	$776,225	$820,017
Less: Average preferred stock	—	—	—	9,974	10,438	2,459	10,438
Less: Average goodwill and other intangibles	159,680	161,292	163,068	164,837	166,396	162,203	169,042
Average tangible common stockholders' equity	$588,612	$604,529	$606,590	$647,242	$662,141	$611,563	$640,537
Average tangible assets:
Average total assets	$7,266,053	$7,137,472	$6,966,564	$6,697,476	$6,699,069	$7,018,779	$6,642,131
Less: Average goodwill and other intangibles	159,680	161,292	163,068	164,837	166,396	162,203	169,042
Average tangible assets	$7,106,373	$6,976,180	$6,803,496	$6,532,639	$6,532,673	$6,856,576	$6,473,089
Tangible net income available to common stockholders:
Net income available to common stockholders	$24,367	$20,409	$21,780	$21,202	$16,993	$87,758	$92,002
Add: After-tax intangible asset amortization	1,170	1,181	1,369	1,170	1,266	4,890	5,147
Tangible net income available to common stockholders	$25,537	$21,590	$23,149	$22,372	$18,259	$92,648	$97,149
Adjusted tangible net income available to common stockholders:

Byline Bancorp, Inc.

Tangible net income available to common stockholders	$25,537	$21,590	$23,149	$22,372	$18,259	$92,648	$97,149
Impairment charges on assets held for sale and ROU asset	372	—	—	—	12,449	372	16,430
Merger-related expenses	538	—	—	—	—	538	—
Tax benefit on significant items	(118)	—	—	—	(3,377)	(118)	(4,462)
Adjusted tangible net income available to common stockholders	$26,329	$21,590	$23,149	$22,372	$27,331	$93,440	$109,117

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

Byline Bancorp, Inc.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (continued) (unaudited)

	As of or For the Three Months Ended					As of or For the Twelve Months Ended
		Recast	Recast	Recast
(dollars in thousands, except share and per share	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
data, ratios annualized, where applicable)	2022	2022	2022	2022	2021	2022	2021
Pre-tax pre-provision return on average assets:
Pre-tax pre-provision net income	$37,559	$34,637	$32,448	$33,918	$21,652	$138,562	$125,185
Average total assets	7,266,053	7,137,472	6,966,564	6,697,476	6,699,069	7,018,779	6,642,131
Pre-tax pre-provision return on average assets	2.05%	1.93%	1.87%	2.05%	1.28%	1.97%	1.88%
Adjusted pre-tax pre-provision return on average assets:
Adjusted pre-tax pre-provision net income	$38,469	$34,637	$32,448	$33,918	$34,101	$139,472	$141,615
Average total assets	7,266,053	7,137,472	6,966,564	6,697,476	6,699,069	7,018,779	6,642,131
Adjusted pre-tax pre-provision return on average assets	2.10%	1.93%	1.87%	2.05%	2.02%	1.99%	2.13%
Net interest margin, fully taxable equivalent
Net interest income, fully taxable equivalent	$76,818	$68,863	$61,996	$58,567	$61,984	$266,245	$237,426
Total average interest-earning assets	6,922,890	6,763,916	6,572,416	6,252,866	6,189,762	6,630,464	6,148,841
Net interest margin, fully taxable equivalent	4.40%	4.04%	3.78%	3.80%	3.97%	4.01%	3.86%
Non-interest income to total revenues:
Non-interest income	$11,455	$12,043	$14,273	$19,543	$19,014	$57,314	$74,253
Total revenues	88,059	80,678	76,033	77,874	80,742	322,644	310,640
Non-interest income to total revenues	13.01%	14.93%	18.77%	25.09%	23.55%	17.76%	23.90%
Adjusted non-interest expense to average assets:
Adjusted non-interest expense	$49,590	$46,041	$43,585	$43,956	$46,641	$183,172	$169,025
Average total assets	7,266,053	7,137,472	6,966,564	6,697,476	6,699,069	7,018,779	6,642,131
Adjusted non-interest expense to average assets	2.71%	2.56%	2.51%	2.66%	2.76%	2.61%	2.54%
Adjusted efficiency ratio:
Adjusted non-interest expense excluding amortization of intangible assets	$47,994	$44,430	$41,717	$42,360	$44,903	$176,501	$161,952
Total revenues	88,059	80,678	76,033	77,874	80,742	322,644	310,640
Adjusted efficiency ratio	54.50%	55.07%	54.87%	54.40%	55.61%	54.70%	52.14%
Adjusted return on average assets:
Adjusted net income	$25,159	$20,409	$21,780	$21,398	$26,261	$88,746	$104,753
Average total assets	7,266,053	7,137,472	6,966,564	6,697,476	6,699,069	7,018,779	6,642,131
Adjusted return on average assets	1.37%	1.13%	1.25%	1.30%	1.56%	1.26%	1.58%
Adjusted return on average stockholders' equity:
Adjusted net income	$25,159	$20,409	$21,780	$21,398	$26,261	$88,746	$104,753
Average stockholders' equity	748,292	765,821	769,658	822,053	838,975	776,225	820,017
Adjusted return on average stockholders' equity	13.34%	10.57%	11.35%	10.56%	12.42%	11.43%	12.77%
Tangible common equity to tangible assets:
Tangible common equity	$606,929	$575,321	$593,555	$613,698	$660,386	$606,929	$660,386
Tangible assets	7,204,054	7,106,793	6,961,936	6,661,496	6,530,614	7,204,054	6,530,614
Tangible common equity to tangible assets	8.42%	8.10%	8.53%	9.21%	10.11%	8.42%	10.11%
Return on average tangible common stockholders' equity:
Tangible net income available to common stockholders	$25,537	$21,590	$23,149	$22,372	$18,259	$92,648	$97,149
Average tangible common stockholders' equity	588,612	604,529	606,590	647,242	662,141	611,563	640,537
Return on average tangible common stockholders' equity	17.21%	14.17%	15.31%	14.02%	10.94%	15.15%	15.17%
Adjusted return on average tangible common stockholders' equity:
Adjusted tangible net income available to common stockholders	$26,329	$21,590	$23,149	$22,372	$27,331	$93,440	$109,117
Average tangible common stockholders' equity	588,612	604,529	606,590	647,242	662,141	611,563	640,537
Adjusted return on average tangible common stockholders' equity	17.75%	14.17%	15.31%	14.02%	16.38%	15.28%	17.04%
Tangible book value per share:
Tangible common equity	$606,929	$575,321	$593,555	$613,698	$660,386	$606,929	$660,386
Common shares outstanding	37,492,775	37,465,902	37,669,102	37,811,582	37,713,903	37,492,775	37,713,903
Tangible book value per share	$16.19	$15.36	$15.76	$16.23	$17.51	$16.19	$17.51